UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2016

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

CNB Financial Corporation (the “Corporation”) held its Annual Meeting of Shareholders on April 19, 2016 for the purpose of: (i) selecting four Class 2 directors, (ii) selecting two Class 1 directors, (iii) voting on a non-binding advisory resolution on the Corporation’s compensation program for its named executive officers, (iv) ratifying the appointment of independent auditors, and (v) transacting such other business as would properly come before the meeting.

Results of shareholder voting on the class 2 directors were as follows:

	Richard L. Greslick, Jr.	Dennis L. Merrey	Deborah Dick Pontzer	Nicholas N. Scott, Jr.
For	8,802,923	8,402,231	8,933,129	8,471,614
Against or Withheld	450,857	851,549	320,651	782,166
Abstentions	—	—	—	—
Broker Non-Votes	1,354,473	1,354,473	1,354,473	1,354,473

Results of the shareholder voting on the class 1 directors were as follows:

	Francis X. Straub, III	Peter C. Varischetti
For	8,968,637	8,990,918
Against or Withheld	285,143	262,862
Abstentions	—	—
Broker Non-Votes	1,354,473	1,354,473

Results of ratification of the advisory vote on executive compensation were as follows:

For	7,542,283
Against	1,381,024
Abstentions	330,468
Broker Non-Votes	1,354,479

Results of ratification of Crowe Horwath LLP as independent auditors were as follows:

For	10,247,184
Against	85,855
Abstentions	273,936
Broker Non-Votes	1,278

The total shares voted at the annual meeting were 10,608,253.

The Corporation’s press release regarding the results of the Annual Meeting is filed as Exhibit 99.1 herewith and is incorporated by reference herein.

Item 8.01. Other Events

CNB Financial Corporation shareholders and CNB Bank each held separate annual meetings on April 19, 2016.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits: Exhibit 99.1 News Release announcing annual meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: April 20, 2016	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

Exhibit Index

Number	Description

Exhibit 99.1	News Release announcing annual meeting.